UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)	80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

        Director Compensation Structure

        On January 19, 2005, the directors ratified changes to the compensation for non-employee directors for the year between the 2004 Annual Meeting of Shareholders and the 2005 Annual Meeting of Shareholders and determined that such compensation could not be changed for that year without the approval of all affected directors. The changes in the director's compensation are increases in the annual retainer for directors and the annual retainers for the chairman of the board and committee chairs. The increases were as follows:

        Annual Board Retainer from $15,000 to $17,500
        Annual Board Chairman Retainer from $10,000 to $12,500
        Annual Audit Committee Chair Retainer from $10,000 to $15,000
        Annual Committee Chair Retainers for other committees from $2,000 to $5,000

The remaining components of director compensation remain the same and consist of an annual equity component of an option to purchase 7,000 shares of common stock vesting one year after granting and meeting fees of $1,500 per board meeting and $1,000 per committee meeting (50% of the applicable meeting fee is paid if the director participates in the meeting by telephone).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2005	APPLIED FILMS CORPORATION By: /s/ Lawrence D. Firestone —————————————— Lawrence D. Firestone Chief Financial Officer